Computation of Performance Quotations
                         VAM Institutional Funds, Inc.

         Cumulative total return figures for the period ending October 31, 1997 are calculated as follows:

Formula:        CTR =       ERV - P     *  100
                            -------
                               P
Where:         CTR  =    cumulative total return
               ERV  =    ending redeemable value at the end of the period of a
                         hypothetical $1,000 payment
                         made at the beginning of the period
                 P  =    initial payment of $1,000


                                                                  VAM Mid Cap
                                                                  Stock Fund
Class A (inception September 2, 1997):

               P =                                                      1,000
             ERV =                                                     969.00
             CTR =                                                      -3.10


                     Computation of Performance Quotations
                         VAM Institutional Funds, Inc.

         Average annual total return figures for the current one year period and life of fund ending October 31, 1997, are calculated as follows:
                                           1/n
Formula:          P(1+T) = ERV or T = ERV/P    -1

Where:             P  =    hypothetical initial investment of $1,000
                   T  =    average annual total return
                   n  =    number of years
                 ERV  =    ending redeemable value of a hypothetical $1,000
                           payment made at the beginning of the period


                                  Intermediate                           Core
                              Duration Portfolio                     Portfolio
Class A

One year period:

             ERV =                1,065.81                           1,084.98
               n =                       1                                  1
               T =                    6.58                               8.50
               P =                   1,000                              1,000


Life of Class A (since March 27, 1996):

             ERV =                1,104.69                           1,131.07
               n =                     1.6                                1.6
               T =                    6.42                               8.00
               P =                   1,000                              1,000

                     Computation of Performance Quotations
                         VAM Institutional Funds, Inc.

      Cumulative total return figures for the periods ending October 31, 1997 are calculated as follows:

Formula:        CTR =       ERV - P     *  100
                            -------
                              P

Where:         CTR  =    cumulative total return
               ERV  =    ending redeemable value at the end of the period of a
                         hypothetical $1,000 payment
                         made at the beginning of the period
                 P  =    initial payment of $1,000


                                           Intermediate                 Core
                                        Duration Portfolio            Portfolio
Class A (inception March 27, 1996):

               P =                         1,000                        1,000
             ERV =                      1,104.69                     1,131.07
             CTR =                         10.47                        13.11




         The 30 day SEC yield for the period ending October 31, 1997 is calculated as follows:
                             6
Formula:          2(((a-b)+1) -1)
                      ----
                      cd
Where:           a  =    dividends and interest earned during the period
                 b  =    expenses accrued for the period (net of reimbursements)
                 c  =    the average daily number of shares outstanding during
                         the period that were entitled to receive dividends
                 d  =    the maximum offering price per share on the last day of
                         the period


                                       Intermediate                      Core
                                     Duration Portfolio               Portfolio
Class A
               a =                        182,758.96                 307,256.68
               b =                          9,943.82                  16,386.97
               c =                    3,454,147.9200             5,624,781.4072
               d =                             10.04                      10.20
       SEC Yield =                              6.05                       6.16